Exhibit 23

CONSENT OF ENVIRONMENTAL CONSULTANT

I hereby consent to the inclusion of the Baseline Environmental Site Assessment dated September 2, 2002, prepared by Leppo Consultants, Inc., in the Aberdeen Idaho Mining Company Form 10SB Registration Statement.

Dated December 20, 2002

Leppo Consultants, Inc.

/s/ Jeffrey E. Leppo

By Jeffrey E. Leppo, R.G.